Exhibit 4.3

Form of Maxim Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

X4 PHARMACEUTICALS, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No. 2015-	, 2015

VOID AFTER                     , 2020

THIS CERTIFIES THAT, for value received, Maxim Partners, LLC, with its principal office at 405 Lexington Ave., New York, NY 10174, or assigns (the “Holder”), is entitled to subscribe for and purchase from X4 PHARMACEUTICALS, INC, a Delaware corporation, with its principal office at 784 Memorial Drive, Suite #140, Cambridge, MA 02139 (the “Company”), the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). Unless indicated otherwise, the aggregate number of Exercise Shares that Holder may purchase by exercising this Warrant is equal to [        ] Exercise Shares, subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Sections 5 and 7 below.

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. As used herein, the following terms shall have the following respective meanings:

(a) “Equity Securities” shall mean shares of the Company’s shares of Series A Preferred Stock, par value U.S. $0.001 per share.

(b) “Exercise Period” shall mean the period commencing on the date hereof and ending five (5) years later, unless sooner terminated as provided below

(c) “Exercise Price” shall mean $2.07; provided, that, the Exercise Price shall be subject to adjustment pursuant to Sections 5 and 7 below.

(d) “Exercise Shares” shall mean the Equity Securities issuable upon exercise of this Warrant and any Conversion Securities (as defined below).

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

1.

(a) an executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price either (i) in cash or by check, (ii) by wire transfer or (iii) pursuant to Section 2.1 below; and

(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

    A

Where X = the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

2.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. Except as provided in the last sentence of this Section 3.1, the Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

3.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

4.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1 Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2 Conversion. Upon the conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that class, series, kind, and number of shares of equity securities (the “Conversion Securities”) into which the Exercise Shares would then be convertible and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, series, and kind of shares as the Holder would have owned if this Warrant had been exercised prior to such event and such Exercise Shares had been acquired. In such case, all references to “Exercise Shares” shall mean the Conversion Securities. Conversion Securities shall be subject to further and successive adjustments pursuant to this Section 5.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, or a [Deemed Liquidation Event] (as defined in the Company’s Certificate of Incorporation), the Company shall provide to the Holder ten (10) days advance written notice of the estimated closing date of such public offering or Deemed Liquidation Event, and, unless the Holder exercises this Warrant pursuant to the terms of Section 2 within five (5) days of the receipt of such advance written notice, this Warrant shall be deemed exercised pursuant to Section 2.1 immediately prior to the date such public offering is closed or the closing of such Deemed Liquidation Event.

5.

8. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period beginning on and including the date that the Company’s Common Stock is first quoted on a national exchange and continuing through the close of trading on the date that is 180 days thereafter , or such other period as may be requested by the Company or an underwriter to comply with regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and options, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section shall apply only to an initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (an “Estate Planning Transfer”), and shall be applicable to the Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Holder agrees that any transferee of the Warrant (or other securities) of the Company held by Holder shall be bound by this Section 8.

9. Rights and Restrictions of the Holder. As contemplated by that certain Series A Preferred Stock Purchase Agreement by and among the Company and the purchasers named therein dated as of August 14, 2015 (the “Purchase Agreement”), the Equity Securities shall be deemed to have been issued under the Purchase Agreement and accordingly the Equity Securities and the Exercise Shares issuable upon the conversion of such Equity Securities shall be entitled to the rights, benefits and restrictions accorded to the Equity Securities, and the Equity Shares issuable upon conversion thereof, issued pursuant to the Purchase Agreement, including the rights, benefits and restrictions set forth in the Purchase Agreement and the related Investor Rights Agreement, in each case as amended, and the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation, the Purchase Agreement and the related Investor Rights Agreement and Right of First Refusal and Co-Sale Agreement are hereby incorporated herein by reference and made a part hereof as if set forth herein in their entirety.

6.

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. TRANSFER OF WARRANT. Without the prior written consent of the Company, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, provided, however, that the Holder may assign this Warrant to its affiliate(s) without such prior written consent of the Company. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 11, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and Holders of at least a majority in interest of the outstanding Warrants provided that all Warrants are similarly affected. Upon the effectuation of such amendment or waiver in conformance with this Section 13, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

14. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at 405 Lexington Ave., New York, NY 10174, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents, made and to be performed entirely within the Commonwealth of Massachusetts without giving effect to conflicts of laws principles.

7.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of [●], 2015.

X4 PHARMACEUTICALS, INC

By:

Name:	Paula Ragan
Title:	Chief Executive Officer
Address:	784 Memorial Drive, Suite #140, Cambridge, MA 02139

SIGNATURE PAGE TO WARRANT TO PURCHASE PREFERRED STOCK

NOTICE OF EXERCISE

TO: X4 PHARMACEUTICALS, INC

(1) ☐ The undersigned hereby elects to purchase ________ shares of ___________ (the “Exercise Shares”) of X4 PHARMACEUTICALS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase ________ shares of __________ (the “Exercise Shares”) of X4 PHARMACEUTICALS, INC (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

A-1

(4) By execution and delivery of this notice, the undersigned hereby agrees to become a party to (i) that certain Amended and Restated Investors’ Rights Agreement dated as of August 14, 2015 (the “Investors’ Rights Agreement”) by and among the Company and the Investors (as defined in the Investors’ Rights Agreement), (ii) that certain Amended and Restated Voting Agreement dated as of August 14, 2015 (the “Voting Agreement”) by and among the Company and the Investors (as defined in the Voting Agreement) and (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of August 14, 2015 (the “ROFR Agreement”) by and among the Company and the Investors and Key Holders (as defined in the ROFR Agreement) and the undersigned is entitled to all of the benefits under and subject to all of the obligations, restrictions and limitations set forth in the Investors’ Rights Agreement, Voting Agreement and ROFR Agreement that are applicable to the Investors. This notice shall take effect and shall become a part of said Investors’ Rights Agreement, Voting Agreement and ROFR Agreement immediately upon execution.

(Date)	(Signature)

(Print name)

2.